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                                                                    EXHIBIT 4(c)

                     SECOND AMENDMENT TO RIGHTS AGREEMENT

     This Agreement ( the "Amendment"), dated effective October 1, 2001, is entered into by and among ChemFirst Inc., a Mississippi corporation (the "Company"), The Bank of New York ("BONY") and American Stock Transfer & Trust Company ("AST").

     WHEREAS, the Company and KeyCorp Shareholder Services, Inc. ("KeyCorp") entered into a Rights Agreement dated as of October 30, 1996 whereby KeyCorp was appointed Rights Agent under the Rights Agreement; and

     WHEREAS, effective May 1, 1997, the Company and BONY entered into the First Amendment to Rights Agreement, whereby the KeyCorp Shareholder Services, Inc., was removed as Rights Agent and BONY was appointed the Rights Agent under the Rights Agreement; and

     WHEREAS, the Company wishes to appoint AST as Rights Agent under the Rights Agreement; and

     WHEREAS, Section 27 of the Rights Agreement provides, among other things, that prior to the Distribution Date (as such term is defined in the Agreement), the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of certificates representing shares of Common Stock.

     NOW, THEREFORE, the Company, BONY and AST agree as follows:

1. BONY is removed as Rights Agent and AST is appointed as successor Rights Agent effective October 1, 2001.

2. The cover page of the Rights Agreement is hereby amended by striking the words "The Bank of New York" and inserting the words with "American Stock Transfer & Trust Company" in their place.

3. The first page of the Rights Agreement is hereby amended by modifying the first paragraph such that said paragraph reads in its entirety as follows:

       RIGHTS AGREEMENT, dated as of October 30, 1996 (the "Agreement"), between ChemFirst Inc., a Mississippi corporation (the "Company"), and American Stock Transfer & Trust Company, a New York state banking corporation (the "Rights Agent"), successor to The Bank of New York, a New York trust company, successor to KeyCorp Shareholder Services, Inc., an Ohio corporation.

4. The last paragraph of Section 3(c) of the Rights Agreement is hereby amended by striking the first two sentences, and inserting the following three sentences in their place:

       Any certificates representing shares of Common Stock bearing the foregoing legend shall be deemed to refer to American Stock Transfer & Trust Company as the Rights Agent. On and after October 1, 2001, certificates representing shares of Common Stock required to bear the foregoing legend may, in the alternative, bear the foregoing legend as modified by replacing "KeyCorp Shareholder Services, Inc." with "American Stock Transfer & Trust Company."
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6.   The fifth sentence of Section 21 of the Rights Agreement is hereby amended by striking the amount of "$100,000,000" and inserting the amount of "$10,000,000" in its place.

7. Section 26 of the Rights Agreement is hereby amended by striking the following subparagraph:

       The Bank of New York
       101 Barclay St., Floor 12W
       New York NY 10286
       Attn: Stock Transfer Administration

     and inserting the following subparagraph in its place:

       American Stock Transfer & Trust Company
       59 Maiden Lane
       Plaza Level
       New York, NY 10038

8. The first paragraph under the heading "CHEMFIRST INC." on Exhibit A to the Rights Agreement is hereby amended by striking the following language in the first sentence of said paragraph:

       The Bank of New York (the "Rights Agent"), successor to KeyCorp Shareholder Services, Inc., an Ohio corporation,

     and inserting the following language in its place:

       American Stock Transfer & Trust Company, a New York state banking corporation (the "Rights Agent"), successor to The Bank of New York, a New York trust company, successor to KeyCorp Shareholder Services, Inc., an Ohio corporation,

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ATTEST:                            CHEMFIRST INC.

By: /s/ James L. McArthur          By: /s/ R. M. Summerford
Name: James L. McArthur            Name: R. M. Summerford
Title: Secretary                   Title: President and COO

ATTEST:                            THE BANK OF NEW YORK

By: /s/ Jeffrey Grosse             By: /s/ Robert J. Rinaudo
Name: Jeffrey Grosse               Name: Robert J. Rinaudo
Title: Vice President              Title: Assistant Vice President

ATTEST:                            AMERICAN STOCK TRANSFER & TRUST COMPANY

By: /s/ Susan Silber               By: /s/ Herbert J. Lemmer
Name: Susan Silber                 Name: Herbert J. Lemmer
Title: Assistant Secretary         Title: Vice President